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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 14, 2005


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                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


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

            Cayman Islands                              1-10809                              98-0191089
    (State or other jurisdiction               (Commission File Number)         (I.R.S. Employer Identification No.)
          of incorporation)

             XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (441) 292 8515

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

     On January 14, 2005, the Board of Directors of XL Capital Ltd (the "Registrant") approved in principle the adoption of a cash pay long term incentive plan ("Plan"). Subject to approval by the Board of Directors of a formal Plan document, it is expected that the Plan will be used as an incentive and retention vehicle for, initially, approximately 65 members of the Registrant's senior management, including all of the Registrant's executive officers. Under the Plan, the Compensation Committee will have authority to determine eligible participants and is expected to approve performance metrics and award levels for each award cycle other than with respect to (i) the CEO, whose award levels will be approved by the independent directors of the Board, and (ii) the executive officers listed in the Registrant's proxy statement, whose award levels will be approved by the Board of Directors. No awards have been granted under the Plan.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 21, 2005

                        XL CAPITAL LTD
                            (Registrant)


                        By:          /s/ Fiona Luck
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                              Name:    Fiona Luck
                              Title:   Executive Vice President,
                                       Global Head of Corporate Services &
                                        Assistant Secretary